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                                                                    Exhibit 23




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-13645) of
W. R. Grace & Co. of our report dated May 30, 1997 appearing on page F-1 of the Annual Report of the W. R. Grace & Co. Hourly Employees Savings and Investment Plan on Form 11-K for the year ended December 31, 1996.


PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP

Ft. Lauderdale, Florida
June 27, 1997